ACM Municipal Securities Income Fund, Inc.
File Number 811-7510
October 31, 2004
Attachment 77Q1

BYLAWS
OF
ACM MUNICIPAL SECURITIES INCOME FUND, INC.
________________
ARTICLE I
Offices
Section 1.	Principal Office in Maryland.  The
Corporation shall have a principal office in the City of
Baltimore, State of Maryland.
Section 2.	Other Offices.  The Corporation may have
offices also at such other places within and without the State of Maryland as the Board of Directors may from time to time
determine or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
Section 1.	Place of Meeting.  Meetings of stock-
holders shall be held at such place, either within the State of Maryland or at such other place within the United States, as shall be fixed from time to time by the Board of Directors.
year of the Corporation, for the election of directors and the transaction of any other business within the powers of the Corporation.
Section 2.	Notice of Annual Meeting.  Written or
printed notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat and each other shareholder entitled to notice
thereof not less than ten nor more than ninety days before the date of the meeting.
Section 3.	Special Meetings.  Special meetings of
stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the
estimated reasonable cost of preparing and mailing a notice of such meeting, the secretary shall give the notice of such
meeting. The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the preceding twelve months unless requested to do so by holders of shares entitled to cast not less than a
majority of all votes entitled to be cast at such meeting.
Section 4.	Notice of Special Meeting.  Written or
printed notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat and each other shareholder entitled to notice thereof not less than ten nor more than ninety days before the date fixed for the meeting.
Section 5.	Business of Special Meetings.  Business
transacted at any special meeting of stockholders shall be
limited to the purposes stated in the notice thereof.
Section 6.	Quorum.  The holders of a majority of the
stock issued and outstanding and entitled to vote thereat,
present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.
Section 7.	Voting.  When a quorum is present at any
meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before such meeting (except that directors may be elected by the affirmative vote of a
plurality of the votes cast), unless the question is one upon which by express provision of the Investment Company Act of
1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any
successor thereto or of the Articles of Incorporation a
different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 8.	Proxies.  Each stockholder shall at every
meeting of stockholders be entitled to one vote in person or by proxy for each share of the stock having voting power held by such stockholder, but no proxy shall be voted after eleven
months from its date, unless otherwise provided in the proxy.
Section 9.	Record Date.  In order that the Cor-
poration may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment
thereof, to express consent to corporate action in writing
without a meeting, or to receive payment of any dividend or
other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders:  (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of
business on the day on which notice of the meeting of
stockholders is mailed or the day thirty days before the
meeting, whichever is the closer date to the meeting; and (2)
The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the
resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution.
Section 10.	Inspectors of Election.  The directors, in
advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person
presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of
inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall
determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote,
count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting or any stockholder, the
inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.
Section 11.	Informal Action by Stockholders.  Except
to the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the
Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the
stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the
Corporation.
ARTICLE III
Board of Directors
Section 1.	Number of Directors.  The number of
directors constituting the entire Board of Directors (which
initially was fixed at one in the Corporation's Articles of Incorporation) may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors
within the limits permitted by law but at no time may there be more than twenty as provided in the Articles of Incorporation, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof.  If the Corporation shall have issued shares of preferred stock, while any such shares remain outstanding, the number of directors shall not be less than six.  Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of stock of the
Corporation ("the initial annual meeting") the Board of
Directors shall be divided into three classes.  Within the
limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting thereof. The term of office of the first class shall expire on the date of the annual meeting of stockholders held one year after the initial annual meeting. The term of office of the second class shall expire on the date of the annual meeting of stockholders held two years after the initial annual meeting.  The term of office of the third class shall expire on the date of the annual meeting of stockholders held three years after the initial annual meeting.
Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire.
The directors shall be elected at the annual meeting of
stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor shall have been elected and shall have qualified.  Any director may resign at any time upon written notice to the Corporation.
Any director may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of 75% of the votes entitled to be cast thereon, and the vacancy in the Board of Directors
caused by such removal may be filled by the stockholders at the time of such removal.  Directors need not be stockholders.
Section 2.	Vacancies and Newly-Created Directorships.
Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the
Board of Directors although such majority is less than a quorum.
Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors then in office. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his
successor is elected and qualifies.
Section 3.	Powers.  The business and affairs of the
Corporation shall be managed by or under the direction of the
Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the stockholders.
Section 4.	Annual Meeting.  The annual meeting of the
Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof.  No notice of such meeting to the directors shall be necessary in order legally to constitute the meeting,
provided a quorum shall be present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
Section 5.	Other Meetings.  The Board of Directors of
the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of
Maryland.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, the president or by two or more directors. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone or by telegraph.  The notice need not specify the business to be transacted.
Section 6.	Quorum and Voting.  During such times when
the Board of Directors shall consist of more than one director, a quorum for the transaction of business at meetings of the
Board of Directors shall consist of a majority of the entire
Board of Directors, but in no event shall a quorum consist of less than two directors.  The action of a majority of the
directors present at a meeting at which a quorum is present
shall be the action of the Board of Directors.  If a quorum
shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7.	Committees.  The Board of Directors may
appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more of the directors of the Corporation and one or more alternate members as the Board of Directors shall designate. The Board of Directors may delegate to such committees any of the powers of the Board of Directors except those which may not by law be delegated to a committee. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The members of any committee present at any
meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any committee, if such committee is composed of more than one
member, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.
Section 8.	Minutes of Committee Meetings.  The
committees shall keep regular minutes of their proceedings.
Section 9.	Informal Action by Board of Directors and
Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such
committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not constitute approval of any matter which pursuant to the Investment Company Act of 1940 and the rules thereunder requires the approval of directors by vote cast in person at a meeting.
Section 10.	Meetings by Conference Telephone.  The
members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same times and such
participation shall constitute presence in person at such
meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which pursuant to the Investment Company Act of 1940 and the rules thereunder require the approval of directors by vote cast in person at a meeting.
Section 11.	Fees and Expenses.  The directors may be
paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or such other compensation as the Board of Directors may
approve.  No such payment shall preclude any director from
serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.
ARTICLE IV
Notices
Section 1.	General.  Notices to directors and
stockholders mailed to them at their post office addresses
appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.
Section 2.	Waiver of Notice.  Whenever any notice is
required to be given under the provisions of the statutes, of the Articles of Incorporation or of these By-Laws, a waiver
thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of notice and such waiver shall be filed with the records of the meeting.  Attendance of a
person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
 ARTICLE V
Chairman of the Board of Directors and Officers
Section 1.	General.  The officers of the Corporation
shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a
president, a secretary and a treasurer.  The Board of Directors may choose also such vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices, except the offices of president and vice president, may be held by the same person.  No officer shall execute,
acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed,
acknowledged or verified by two or more officers.
Section 2.	Other Officers and Agents.  The Board of
Directors may appoint such other officers and agents as it
desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 3.	Tenure of Officers.  The officers of the
Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his office until his successor is elected and qualifies or until his earlier
resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best
interests of the Corporation will be served thereby.  Any
vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
Section 4.	Chairman of the Board of Directors.  The
chairman of the Board of Directors shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall preside at all meetings of the stockholders and of the Board of Directors.  The chairman shall have such other duties and powers as may be determined by the
Board of Directors from time to time.  The chairman shall not be an officer of the Corporation except as otherwise determined by resolution of the Board of Directors or amendment of these
Bylaws.
Section 5.	President and Chief Executive Officer.
The president shall, in the absence of the chairman of the Board of Directors, preside at all meetings of the stockholders or of the Board of Directors.  The president or such officer as has been determined by the Directors shall be the chief executive officer. The president and/or chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the
Corporation.  He shall execute on behalf of the Corporation, and may affix the seal or cause the seal to be affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the
Corporation.
Section 6.	Vice Presidents.  The vice presidents
shall act under the direction of the chairman and the president and in the absence or disability of the chairman and the
president shall perform the duties and exercise the powers of both such offices.  They shall perform such other duties and have such other powers as the chairman, the president or the
Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the chairman and the president shall descend to the vice presidents in the specified order of seniority.
Section 7.	Secretary.  The secretary shall act under
the direction of the chairman and the president. Subject to the direction of the chairman or the president he shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of
stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the chairman or the president or the Board of Directors.  He shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring
it.
Section 8.	Assistant Secretaries.  The assistant
secretaries in the order of their seniority, unless otherwise determined by the chairman, the president or the Board of
Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary.
They shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time prescribe.
Section 9.	Treasurer.  The treasurer shall act under
the direction of the chairman and the president. Subject to the direction of the chairman or the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in
books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the
Board of Directors.  He shall disburse the funds of the
Corporation as may be ordered by the chairman, the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chairman, the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the
Corporation.
Section 10.	Assistant Treasurers.  The assistant
treasurers in the order of their seniority, unless otherwise determined by the chairman, the president or the Board of
Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.
They shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time prescribe.
 ARTICLE VI
Certificates of Stock
Section 1.	General.  Every holder of stock of the
Corporation who has made full payment of the consideration for such stock shall be entitled upon request to have a certificate, signed by, or in the name of the Corporation by, the chairman, the president or a vice president and countersigned by the
treasurer or an assistant treasurer or the secretary or an
assistant secretary of the Corporation, certifying the number and class of whole shares of stock owned by him in the
Corporation.
Section 2.	Fractional Share Interests.  The Cor-
poration may issue fractions of a share of stock.  Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, excluding, however, the right to receive a
stock certificate representing such fractional shares.
Section 3.	Signatures on Certificates.  Any of or all
the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same
effect as if he were such officer at the date of issue.  The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.
Section 4.	Lost, Stolen or Destroyed Certificates.
The Board of Directors may direct a new certificate or cer-
tificates to be issued in place of any certificate or cer-
tificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or
certificates to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made
against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.
Section 5.	Transfer of Shares.  Upon request by the
registered owner of shares, and if a certificate has been issued to represent such shares upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the Articles of Incorporation, of the By-Laws and of the law regarding the transfer of shares have been duly complied with, to record the transaction upon its books, issue a new
certificate to the person entitled thereto upon request for such certificate, and cancel the old certificate, if any.
Section 6.	Registered Owners.  The Corporation shall
be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.
ARTICLE VII
Net Asset Value
		The net asset value of a share of Common Stock of the Corporation as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of the Corporation (i.e., the value of the assets belonging to the Corporation less its liabilities exclusive of capital and surplus) by the total number of shares of Common
Stock outstanding at such time, all determined and computed as follows:
(1)	The assets of the Corporation
shall be deemed to include (A) all cash on
hand, on deposit, or on call, (B) all bills
and notes and accounts receivable, (C) all
securities owned or contracted for by the
Corporation, other than shares of its own
Common Stock, (D) all interest accrued on
any interest bearing securities owned by the
Corporation and (E) all other property of
every kind and nature including prepaid
expenses.  Portfolio securities for which
market quotations are readily available
shall be valued at market value.  All other
investment assets of the Corporation,
including restricted securities, shall be
valued in such manner as the Board of
Directors of the Corporation in good faith
shall deem appropriate to reflect such
securities' fair value.
(2)	The liabilities of the Corporation
shall include (A) all bills and notes and
accounts payable, (B) all administrative
expenses payable and/or accrued (including
management and advisory fees payable and/or
accrued, including in the case of any
contingent feature thereof, an estimate
based on the facts existing at the time),
(C) all contractual obligations for the
payment of money or property, including any
amounts owing under contracts for the
purchase of securities and the amount of any
unpaid dividend declared upon the
Corporation's Common Stock, (D) all
reserves, if any, authorized or approved by
the Board of Directors for taxes, including
reserves for taxes at current rates based on
any unrealized appreciation in the value of
the assets  of the Corporation and (E) all
other liabilities of the Corporation of
whatsoever kind and nature except
liabilities represented by outstanding
capital stock and surplus of the
Corporation.
(3)	For the purposes thereof
(A)	Changes in the holdings of the
Corporation's portfolio securities shall be
accounted for on a trade date basis.
(B)	Expenses, including management
and advisory fees, shall be included to date
of calculation.
In addition to the foregoing, the Board of Directors is
empowered, subject to applicable legal requirements, in its
absolute discretion, to establish other methods for determining the net asset value of each share of Common Stock of the
Corporation.
ARTICLE VIII
Miscellaneous
Section 1.	Reserves.  There may be set aside out of
any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their
absolute discretion, think proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall think conducive to the interest of the
Corporation, and the Board of Directors may modify or abolish any such reserve.
Section 2.	Dividends.  Dividends or distributions
upon the stock by the Corporation may, subject to the provisions of the Articles of Incorporation and of the provisions of
applicable law, be declared by the Board of Directors at any time.  Dividends may be paid in cash, in property or in shares of the Corporation's stock, subject to the provisions of the
Articles of Incorporation and of applicable law.
Section 3.	Capital Gains Distributions.  The amount
and number of capital gains distributions paid to the
stockholders during each fiscal year shall be determined by the
Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.
Section 4.	Checks.  All checks or demands for money
and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of
Directors may from time to time designate.
Section 5.	Fiscal Year.  The fiscal year of the
Corporation shall be fixed by resolution of the Board of
Directors.
Section 6.	Seal.  The corporate seal shall have
inscribed thereon the name of the Corporation, the year of its
organization and the words "Corporate Seal, Maryland."   The
seal may be used by causing it or a facsimile thereof to be
impressed or affixed or in another manner reproduced.
Section 7.	Insurance Against Certain Liabilities.
The Corporation shall not bear the cost of insurance that
protects or purports to protect directors and officers of the Corporation against any liabilities to the Corporation or its security holders to which any such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties
involved in the conduct of his office.
ARTICLE IX
Indemnification
Section 1.	Indemnification of Directors and Officers.
The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the
Maryland General Corporation Law.  The Corporation shall
indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.  The
Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee,
employee, agent or fiduciary of another corporation,
partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.  This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").
Section 2.	Advances.  Any current or former director
or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law.  The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as
amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person
seeking indemnification will ultimately be found to be entitled to indemnification.
Section 3.	Procedure.  At the request of any person
claiming indemnification under this Article, the Board of
Directors shall determine, or cause to be determined, in a
manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an
independent legal counsel in a written opinion.
Section 4.	Indemnification of Employees and Agents.
Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.
Section 5.	Other Rights.  The Board of Directors may
make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise.  The
indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise. The rights provided to any person by this Article shall be
enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee, or agent as provided above.
Section 6.	Amendments.  References in this Article
are to the Maryland General Corporation Law and to the
Investment Company Act of 1940 as from time to time amended. No amendment of these By-laws shall effect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
ARTICLE  X
Amendments
		The Board of Directors shall have the exclusive power to make, alter and repeal by-laws of the Corporation.
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